EXHIBIT J


                              McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated December 4, 1998, on the financial statements referred to therein, in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A, File No. 33-36317 of New Jersey Daily Municipal Income Fund, Inc. as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in each Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Counsel and Auditors" and "Financial Statements"




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
December 28, 1998